EXHIBIT 99.1

For More Information:                                     For Immediate Release:
Ronald A. Miller                                          July 22, 2003
Senior Vice President and Chief Financial Officer
585-786-1102

          Financial Institutions, Inc. Reports Second Quarter Earnings

WARSAW, N.Y. -- Financial Institutions, Inc. (NASDAQ:FISI) today reported that second quarter 2003 net income was $3,650,000 compared to $6,644,000 for the same quarter last year. Diluted earnings per share were $0.29 for the second quarter of 2003 compared to $0.56 for the 2002 period. The most significant item impacting second quarter 2003 results was a provision for loan losses of $5,311,000, which represents an increase of $4,130,000 over the $1,181,000 provision for loan losses for the second quarter of 2002. The three-month period ending June 30, 2003 also included a $538,000 write-down of a parcel of other real estate owned.

Peter G. Humphrey, President and CEO of Financial Institutions, Inc. (FII), said: "Second quarter 2003 results were adversely affected by further declines in credit quality. The overall weak economic environment has contributed to an increase in nonperforming assets. As indicated in previous quarters, the Company has committed additional resources toward management of the Company's nonperforming assets and strengthening the credit administration function. The Company's net interest income and noninterest income levels are strong and we remain focused on the execution of our strategic plan and long-term growth strategy."

At June 30, 2003 nonperforming assets were $50.7 million compared to $38.4 million at December 31, 2002 and $12.3 million at June 30, 2002. The increase in nonperforming loans since year-end includes an increase of $5.7 million in


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

commercial loans, $2.2 million in commercial mortgage loans, and $4.6 million in agricultural loans. Mr. Humphrey stated, "The extended weak economy continues to adversely impact the cash flows of some of our commercial borrowers, most notably at the National Bank of Geneva, as well as the valuation of collateral supporting their loans. In addition, an extended period of low milk prices has placed stress on several of our dairy industry borrowers and has resulted in an increase in nonperforming agricultural loans, primarily at Wyoming County Bank. Recently there has been favorable movement in the trend of milk prices. We have made significant strides towards strengthening the Company's credit administration function during the first half of 2003 and put in place workout plans on our problem loans."

For the second quarter of 2003 net loan charge-offs were $2,227,000 or 0.66% of average loans compared to $718,000, or 0.24% of average loans, in the same period last year. The ratio of nonperforming assets to total loans and other real estate was 3.70% at June 30, 2003 compared to 2.90% at December 31, 2002 and 0.99% a year ago. The provision for loan losses increased $4,130,000 over the same period from a year ago reflective of the increased level of charge-offs and nonperforming loans. The ratio of the allowance for loan losses to nonperforming loans was 53% at June 30, 2003, compared to 58% at December 31, 2002 and 187% at June 30, 2002. The ratio of the allowance for loan losses to total loans increased to 1.93% at June 30, 2003 compared to 1.64% at year end 2002 and 1.62% at June 30, 2002.

In the second quarter of 2003, net interest income increased 1.0% to $19,193,000 compared to $18,986,000 in the second quarter of 2002. Net interest margin was 3.98% for the second quarter of 2003, a drop of 41 basis points from the 4.39% level for the same period last year.


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

Growth in average earning assets of $211 million, or 11%, offset the fall in net interest margin and produced the increased revenue. The growth in average earning assets reflects average increases of $65 million in the Company's investment portfolio and $148 million in loans. Net interest margin has declined over the past year, as interest rates have declined to historically low levels. The increase in nonaccrual loans has also contributed to the decline in net interest margin in recent quarters.

Noninterest income increased 19% in the second quarter of 2003 to $6,160,000 from $5,157,000 for the second quarter of 2002. Mortgage banking activities, which include gains and losses from the sale of residential mortgage loans, mortgage servicing income and the amortization of mortgage servicing rights, increased $677,000 to $951,000 in the second quarter 2003 from $274,000 for the same period last year. The increase in mortgage banking revenues corresponds with the increase in residential mortgage refinance activity resulting from the historically low interest rate environment. The Company sells most newly originated and refinanced mortgage loans in the secondary market. Growth in deposits and related activity resulted in service charges on deposits increasing $164,000 to $2,771,000 for the three months ending June 30, 2003 compared to $2,607,000 for the same period a year ago.

Noninterest expense for the second quarter of 2003 totaled $14,947,000 compared with $13,093,000 for the second quarter of 2002. As previously indicated, $538,000 of the increase relates to the write-down of a parcel of other real estate owned. Salaries and benefits have increased $529,000 primarily as a result of additional staffing associated with the Company's new branch offices and the expansion of the credit administration department. Occupancy and


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

equipment costs have increased $373,000 due to the additional offices and expansion of the Company's technology platform. These additional costs, coupled with a slowing of revenue growth, are the principal factors in an increase in the Company's efficiency ratio to 53.41%, compared to 51.05% for the same period a year ago. Mr. Humphrey said, "Our strategic plan has identified opportunities for expansion into markets where we believe our brand of banking will allow us to achieve significant market share. During 2002 we opened offices in six new locations. During the first half of 2003 we opened one additional branch and are moving forward with plans to open two more during the second half of 2003. As we invest in the future, the costs associated with expansion and the related support structure have contributed to an increase in our efficiency ratio. We expect that our operating measures will improve as these new offices come on line and our credit-related costs decline as we work through our problem loans."

At June 30, 2003 the Company had total assets of $2.194 billion, an increase of 11% from $1.979 billion at June 30, 2002. Total loans at quarter end were $1.371 billion, an increase of $129 million, or 10%, over the same period last year. Total deposits were $1.826 billion at the recent quarter-end, compared with $1.608 billion a year earlier. Total shareholders' equity increased 13% to $186 million at June 30, 2003 from $164 million a year earlier. Book value per common share at June 30, 2003 was $15.17, an increase of 15% from $13.23 at June 30, 2002.

FII is the financial holding company parent of Wyoming County Bank, National Bank of Geneva, Bath National Bank, and First Tier Bank & Trust. The four banks provide a wide range of consumer and commercial banking services to individuals, municipalities, and businesses


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through a network of 47 offices and 67 ATMs in Western and Central New York
State. FII's Financial Services Group also provides diversified financial services to its customers and clients, including brokerage, trust, insurance and employee benefits and compensation consulting. More information on FII and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.

This press release contains forward-looking statements as defined by federal securities laws, including those using the words "We expect". These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to the Company's filings with the Securities and Exchange Commission for a summary of important factors that could affect the Company's forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.


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

                  FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
                        Consolidated Statement of Income
                (Dollars in thousands, except per share amounts)

                                                     For the three months
                                                            ended
                                                           June 30,          $            %
                                                       2003       2002    Change       Change
                                                       ----       ----    ------       ------
Interest income                                       $28,764   $29,927   $(1,163)        (4)%
Interest expense                                        9,571    10,941    (1,370)       (13)%
                                                      -------   -------   -------        ---
Net interest income                                    19,193    18,986       207          1%
Provision for loan losses                               5,311     1,181     4,130        350%
                                                      -------   -------   -------        ---
Net interest income after provision for loan losses    13,882    17,805    (3,923)       (22)%

Noninterest income:
  Service charges on deposits                           2,771     2,607       164          6%
  Financial services group fees and commissions         1,328     1,325         3         --%
  Mortgage banking activities                             951       274       677        247%
  Gain on sale and call of securities                     151        96        55         57%
  Other                                                   959       855       104         12%
                                                      -------   -------   -------        ---
    Total noninterest income                            6,160     5,157     1,003         19%

Noninterest expense:
  Salaries and employee benefits                        8,036     7,507       529          7%
  Other                                                 6,911     5,586     1,325         24%
                                                      -------   -------   -------        ---
    Total noninterest expense                          14,947    13,093     1,854         14%

Income before income taxes                              5,095     9,869    (4,774)       (48)%
Income taxes                                            1,445     3,225    (1,780)       (55)%
                                                      -------   -------   -------        ---
Net income                                              3,650     6,644    (2,994)       (45)%

Preferred stock dividends                                 374       374        --         --%
                                                      -------   -------   -------        ---

Net income available to common shareholders           $ 3,276   $ 6,270   $(2,994)       (48)%
                                                      =======   =======   =======        ===

Taxable-equivalent net interest income                $20,333   $20,138   $   195          1%
                                                      =======   =======   =======        ===


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

Per common share data:
  Net income - basic                                      $ 0.29        $ 0.57    $ (0.28)       (49)%
  Net income - diluted                                    $ 0.29        $ 0.56    $ (0.27)       (48)%
  Cash dividends declared                                 $ 0.16        $ 0.14    $  0.02         14%
  Book value                                              $15.17        $13.23    $  1.94         15%

Common shares outstanding:
  Weighted average shares - actual                    11,159,140    11,067,393
  Weighted average shares - diluted                   11,255,623    11,223,097
  Period end actual                                   11,109,664    11,090,881

Performance ratios, annualized
  Return on average assets                                 0.67%         1.36%
  Return on average common equity                          7.82%        17.83%
  Common dividend payout ratio                            55.17%        24.56%
  Net interest margin (tax-equivalent)                     3.98%         4.39%
  Efficiency ratio                                        53.41%        51.05%

Asset quality data:
  Loans past due over 90 days and still accruing      $    1,195    $      943
  Restructured loans                                       3,076            --
  Nonaccrual loans                                        45,765         9,830
  Other real estate owned                                    640         1,539
                                                      ----------    ----------
  Total nonperforming assets                          $   50,676    $   12,312
                                                      ==========    ==========

Asset quality ratios:
  Nonperforming loans to total loans                       3.65%         0.87%
  Nonperforming assets to total loans and ORE              3.70%         0.99%
  Net loan charge-offs to average loans (annualized)       0.66%         0.24%
  Allowance for loan losses to total loans                 1.93%         1.62%
  Allowance for loan losses to nonperforming loans           53%          187%

Capital ratios:
  Average common equity to average total assets            7.71%         7.18%
  Leverage ratio                                           6.83%         7.05%
  Tier 1 risk-based capital ratio                          9.77%        10.16%
  Risk-based capital ratio                                11.03%        11.42%


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

                  FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
                        Consolidated Statement of Income
                (Dollars in thousands, except per share amounts)

                                                             For the six months ended
                                                                     June 30,             $          %
                                                                  2003       2002      Change     Change
                                                                  ----       ----      ------     ------
Interest income                                                 $57,291   $ 58,487    $(1,196)      (2)%
Interest expense                                                 19,257     21,424     (2,167)     (10)%
                                                                -------   --------    -------      ---
Net interest income                                              38,034     37,063        971        3%
Provision for loan losses                                         8,609      2,188      6,421      293%
                                                                -------   --------    -------      ---
Net interest income after provision for loan losses              29,425     34,875     (5,450)     (16)%

Noninterest income:
  Service charges on deposits                                     5,426      4,934        492       10%
  Financial services group fees and commissions                   2,702      2,630         72        3%
  Mortgage banking activities                                     1,736      1,217        519       43%
  Gain (loss) on sale and call of securities                        442       (100)       542      542%
  Other                                                           1,956      1,413        543       38%
                                                                -------   --------    -------      ---
    Total noninterest income                                     12,262     10,094      2,168       21%

Noninterest expense:
  Salaries and employee benefits                                 16,917     14,428      2,489       17%
  Other                                                          13,606     10,765      2,841       26%
                                                                -------   --------    -------      ---
    Total noninterest expense                                    30,523     25,193      5,330       21%

Income before income taxes                                       11,164     19,776     (8,612)     (44)%
Income taxes                                                      3,218      6,475     (3,257)     (50)%
                                                                -------   --------    -------      ---
Net income                                                        7,946     13,301     (5,355)     (40)%

Preferred stock dividends                                           748        748         --       --%
                                                                -------   --------    -------      ---

Net income available to common shareholders                     $ 7,198   $ 12,553    $(5,355)     (43)%
                                                                =======   ========    =======      ===

Taxable-equivalent net interest income                          $40,311   $ 39,367    $   944        2%
                                                                =======   ========    =======      ===


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

Per common share data:
  Net income - basic                                                 $0.65           $1.14     $(0.49)    (43)%
  Net income - diluted                                               $0.64           $1.12     $(0.48)    (43)%
  Cash dividends declared                                            $0.32           $0.27      $0.05      19%

Common shares outstanding:
  Weighted average shares - actual                              11,133,222      11,040,619
  Weighted average shares - diluted                             11,234,187      11,220,279
  Period end actual                                             11,109,664      11,090,881

Performance ratios, annualized
  Return on average assets                                           0.74%           1.41%
  Return on average common equity                                    8.75%          18.32%
  Common dividend payout ratio                                      49.23%          23.68%
  Net interest margin (tax-equivalent)                               4.00%           4.46%
  Efficiency ratio                                                  56.15%          49.89%
  Net loan charge-offs to average loans                              0.56%           0.22%


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

                  FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
                 Consolidated Statements of Financial Condition
                             (Dollars in thousands)

                                                                June 30,                $           %
                                                         2003             2002       Change      Change
                                                         ----             ----       ------      ------
ASSETS
Cash, due from banks and interest-bearing deposits   $    64,491    $    44,052    $  20,439        46%
Federal funds sold                                        77,333          1,008       76,325     7,572%
Investment securities                                    594,583        607,093      (12,510)       (2)%

Loans                                                  1,370,653      1,241,940      128,713        10%
  Allowance for loan losses                              (26,518)       (20,121)      (6,397)       32%
                                                     -----------    -----------    ---------        --
    Loans, net                                         1,344,135      1,221,819      122,316        10%
Goodwill                                                  40,621         37,310        3,311         9%
Other assets                                              73,160         68,139        5,021         7%
                                                     -----------    -----------    ---------        --
    Total assets                                     $ 2,194,323    $ 1,979,421    $ 214,902        11%
                                                     ===========    ===========    =========        ==

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                                                 251,994        216,469       35,525        16%
  Savings, money market, and int-bearing checking        799,572        730,690       68,882         9%
  Certificates of deposit                                774,667        660,629      114,038        17%
                                                     -----------    -----------    ---------        --
    Total deposits                                     1,826,233      1,607,788      218,445        14%

Short-term borrowings                                     68,985         83,442      (14,457)      (17)%
Long-term borrowings                                      73,216         87,284      (14,068)      (16)%
Guaranteed preferred beneficial interests in
  Corporation's junior subordinated debentures            16,200         16,200           --        --%
Other liabilities                                         23,429         20,272        3,157        16%
                                                     -----------    -----------    ---------        --
  Total liabilities                                    2,008,063      1,814,986      193,077        11%

Shareholders' equity:
  Preferred equity                                        17,735         17,752          (17)       --%
  Common equity                                          168,525        146,683       21,842        15%
                                                     -----------    -----------    ---------        --
    Total shareholders' equity (1)                       186,260        164,435       21,825        13%
                                                     -----------    -----------    ---------        --
    Total liabilities and shareholders' equity       $ 2,194,323    $ 1,979,421    $ 214,902        11%
                                                     ===========    ===========    =========        ==

(1) Includes the after-tax impact of net unrealized gains on investment securities classified as available for sale of $13,604 and $5,797 at June 30, 2003 and 2002, respectively.


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


                  FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
             Consolidated Average Statements of Financial Condition
                             (Dollars in thousands)

                                                     For the three months ended
                                                                June 30,                $         %
                                                         2003            2002        Change    Change
                                                         ----            ----        ------    ------
ASSETS
Cash, due from banks and interest-bearing deposits   $    42,814    $    40,295    $   2,519      6%
Federal funds sold                                        40,512         42,424       (1,912)    (5)%
Investment securities                                    647,383        582,287       65,096     11%

Loans                                                  1,359,311      1,211,482      147,829     12%
  Allowance for loan losses                              (23,818)       (19,879)      (3,939)    20%
                                                     -----------    -----------    ---------     --
    Loans, net                                         1,335,493      1,191,603      143,890     12%

Goodwill                                                  40,621         36,825        3,796     10%
Other assets                                              72,188         70,447        1,741      2%
                                                     -----------    -----------    ---------     --
    Total assets                                     $ 2,179,011    $ 1,963,881    $ 215,130     11%
                                                     ===========    ===========    =========     ==

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                                                 236,221        212,738       23,483     11%
  Savings, money market, and int-bearing checking        804,196        730,856       73,340     10%
  Certificates of deposit                                766,729        647,363      119,366     18%
                                                     -----------    -----------    ---------     --
    Total deposits                                     1,807,146      1,590,957      216,189     14%

Short-term borrowings                                     64,568         97,884      (33,316)   (34)%
Long-term borrowings                                      82,443         81,889          554      1%
Guaranteed preferred beneficial interests in
  Corporation's junior subordinated debentures            16,200         16,200           --     --%
Other liabilities                                         22,940         18,177        4,763     26%
                                                     -----------    -----------    ---------     --
  Total liabilities                                    1,993,297      1,805,107      188,190     10%

Shareholders' equity:
  Preferred equity                                        17,737         17,752          (15)   - %
  Common equity                                          167,977        141,022       26,955     19%
                                                     -----------    -----------    ---------     --
    Total shareholders' equity                           185,714        158,774       26,940     17%
                                                     -----------    -----------    ---------     --
    Total liabilities and shareholders' equity       $ 2,179,011    $ 1,963,881    $ 215,130     11%
                                                     ===========    ===========    =========     ==


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

                  FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
             Consolidated Average Statements of Financial Condition
                             (Dollars in thousands)

                                                      For the six months ended
                                                                June 30,               $          %
                                                          2003            2002      Change     Change
                                                          ----            ----      ------     ------
ASSETS
Cash, due from banks and interest-bearing deposits   $    42,890    $    40,283    $   2,607      6%
Federal funds sold                                        36,802         34,969        1,833      5%
Investment securities                                    643,798        545,549       98,249     18%

Loans                                                  1,344,732      1,191,675      153,057     13%
  Allowance for loan losses                              (22,896)       (19,584)      (3,312)    17%
                                                     -----------    -----------    ---------     --
    Loans, net                                         1,321,836      1,172,091      149,745     13%

Goodwill                                                  40,612         38,969        3,843     10%
Other assets                                              71,122         66,244        2,678      4%
                                                     -----------    -----------    ---------     --
    Total assets                                     $ 2,157,060    $ 1,898,105    $ 258,955     14%
                                                     ===========    ===========    =========     ==

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                                                 232,379        210,647       21,732     10%
  Savings, money market, and int-bearing checking        801,667        686,728      114,939     17%
  Certificates of deposit                                745,664        635,598      110,066     17%
                                                     -----------    -----------    ---------     --
    Total deposits                                     1,779,710      1,532,973      246,737     16%

Short-term borrowings                                     62,551         93,765      (31,214)   (33)%
Long-term borrowings                                      92,286         79,293       12,993     16%
Guaranteed preferred beneficial interests in
  Corporation's junior subordinated debentures            16,200         16,200           --     --%
Other liabilities                                         22,714         19,930        2,784     14%
                                                     -----------    -----------    ---------     --
  Total liabilities                                    1,973,461      1,742,161      231,300     13%

Shareholders' equity:
  Preferred equity                                        17,740         17,752          (12)    --%
  Common equity                                          165,859        138,192       27,667     20%
                                                     -----------    -----------    ---------     --
    Total shareholders' equity                           183,599        155,944       27,655     18%
                                                     -----------    -----------    ---------     --
    Total liabilities and shareholders' equity       $ 2,157,060    $ 1,898,105    $ 258,955     14%
                                                     ===========    ===========    =========     ==


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